UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2023

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 16, 2023, WM Technology, Inc. (the “Company”) appointed Mary Hoitt as interim Chief Financial Officer (“CFO”), effective as of July 17, 2023, until a permanent CFO is identified. In such role, Ms. Hoitt will serve as the Company’s interim principal financial officer and principal accounting officer.
Ms. Hoitt, age 66, has served as a Partner of SeatonHill Partners, LP (“SeatonHill”), a leading national CFO services firm that also offers project based financial leadership, since December 2020. Ms. Hoitt co-founded and served as Southern California Managing Partner for Sterling Foxx LLC, a business consulting and services firm, from 2010 to December 2020. Ms. Hoitt is an accomplished executive with over 25 years in CFO and VP of Finance roles serving both public and private companies, from early-stage start-ups to mature global entities. Ms. Hoitt has a Bachelor’s degree in accounting from National University, and a Masters of Business Administration in Finance from the University of Phoenix. She is a Certified Public Accountant in the State of Maryland and a Chartered Global Management Accountant.
Ms. Hoitt was appointed as interim CFO pursuant to an executive services agreement (the “Executive Services Agreement”), dated July 16, 2023, entered into by and between the Company and SeatonHill. Under the Executive Services Agreement, the Company will pay SeatonHill a retainer of $60,000 a month, or at the option of the Company, $3,000 per day. In addition, the Company will directly pay or reimburse SeatonHill for reasonable expenses incurred by Ms. Hoitt in connection with her service to the Company. The Agreement also requires the Company to indemnify Ms. Hoitt and SeatonHill in connection with the performance of services for the Company. The Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.
The foregoing description of the Executive Services Agreement is qualified in its entirety by reference to the full text of the Executive Services Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.
Other than as disclosed herein, there are no arrangements or understandings between Ms. Hoitt and any other person pursuant to which Ms. Hoitt was selected as an officer of the Company, and Ms. Hoitt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hoitt does not have any family relationship with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2023

WM TECHNOLOGY, INC.

	By:	/s/ Douglas Francis
Douglas Francis
Executive Chair